UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         October 9, 2012

ServisFirst Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-53149	26-0734029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama		35209
(Address of principal executive offices)		(Zip Code)

(205) 949-0302

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 9, 2012, ServisFirst Bancshares, Inc. (the “Company”) called for redemption on November 8, 2012 of all of its outstanding 8.5% Junior Subordinated Deferrable Interest Debentures due 2038 (the “Junior Subordinated Debentures”), which are held by ServisFirst Capital Trust I. As a result, all of the outstanding 8.5% Trust Preferred Securities and 8.5% Common Securities of ServisFirst Capital Trust I will be redeemed on November 8, 2012. The redemption price for the Trust Preferred Securities will be $1,000 per security, for a total principal amount of $15,000,000, plus any accrued distributions up to the redemption date.

The aggregate principal amount of the Junior Subordinated Debentures to be redeemed is $15,000,000, plus accrued and unpaid interest thereon up to the redemption date. The Junior Subordinated Debentures were originally issued on September 2, 2008, and in accordance with their terms, are subject to optional redemption by the Company on or after September 1, 2011. Pursuant to the terms of its Amended and Restated Trust Agreement, ServisFirst Capital Trust I is required to use the proceeds it receives from the redemption of the Junior Subordinated Debentures to redeem its Trust Preferred Securities and 8.5% Common Securities on the same day.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

Dated: October 10, 2012		/s/ Thomas A. Broughton III
	By:	Thomas A. Broughton III Chief Executive Officer